GBH CPAs, PC
6002 Rogerdale Road, Suite 500
Houston, Texas 77072
Tel: 713-482-0000
Fax: 713-482-0099

Exhibit 16.1

August 12, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of Top Flight GameBirds, Inc.'s Form 8-K to be filed with the Commission on or about August 12, 2010, and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas